EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-112848 of MedVest Holdings Corporation on Form S-4 of our report dated April 6, 2005 included in this Annual Report on Form 10-K of MedVest Holdings Corporation, for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio

April 11, 2005